EXHIBIT 23.1


             Consent of Scott McElveen, L.L.P. Independent Auditors
                                    --------









We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2003, relating to the financial statements of Integrated Business Systems and Services, Inc., which appears in Integrated Business Systems and Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.



/S/ Scott Mcelveen, L.L.P.



Columbia, South Carolina
July 23, 2003



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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

     RE: Registration Statement on Form S-8 of Integrated Business Systems and Services, Inc., a South Carolina corporation (the "Registration Statement")

Gentlemen:

         Integrated Business Systems and Services, Inc., a South Carolina corporation (the "Company"), hereby fileS pursuant to the EDGAR electronic filing format under the Securities Act of 1933, as amended (the "Act"), the Registration Statement, including exhibits listed as filed with the Registration Statement.

         Funds in the amount of $2.53 to cover the filing fee required pursuant to the rules and regulations under the Act have been transmitted separately to the SEC.

         Please telephone Geroge E. Mendenhall, Chief Executive Officer and Chairman of the Board of Directors, at 803-736-5595 with any questions or comments you may have regarding the enclosed.


                                Very truly yours,

                                INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.


                                By:   /S/ Geroge E. Mendenhall
                                    -----------------------------------
                                    Geroge E. Mendenhall